EXHIBIT 10.3

Secured Promissory Note

US$429,617.44	August 5, 2025 (the “Note Date”)

FOR VALUE RECEIVED, OTC Miramar, LLC, a California limited liability company (“Borrower”), hereby promises to pay to the order of NMG San Diego, LLC, a California limited liability company (“Lender”), the principal sum of Four Hundred Twenty Nine Thousand Six Hundred and Seventy and 44/100 U.S. Dollars (US $429,617.44) (the “Loan”), in lawful money of the United States of America and in immediately available funds. All monetary amounts referenced in this secured promissory note (the “Note”) are set forth in United States dollars, including without limitation the Loan and the Amount Due from time to time.

This Note is being delivered in accordance with the conditions of that certain asset purchase agreement (the “APA”) entered into among the Borrower, Lender, DEP Nevada, Inc. (“DEP”), and SJJR, LLC (“SJJR” together with DEP, the “Members”).

1. Maturity; Interest.

(a) Maturity. The unpaid principal balance of this Note plus accrued and unpaid interest thereon (such amount, less any payments made or Purchase Price Offsets under the APA, the “Amount Due”) shall be due and payable on the earlier of: (i) November 4, 2025, or (ii) three (3) calendar days following receipt of the Transfer Approval (as defined in the APA) from the City of San Diego (the “Maturity Date”).

(b) Interest Rate. Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to 4.03% (the “Interest Rate”). Interest Rate will be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.

(c) Interest Free Period. Notwithstanding the foregoing, from the Note Date until the Maturity Date, the Note shall not accrue interest.

2. Payment Mechanics.

(a) Payment Obligations. Borrower shall have no obligations to make any payments prior to the Maturity Date. Notwithstanding anything to the contrary, the entire Amount Due shall be paid on the Maturity Date.

(b) Pre-Payment Allowed. The Borrower has the right, but not the obligation, at its sole discretion, to pre-pay this Note (including interest) without penalty, fee, or premium, in whole or in part, prior to the Maturity Date.

(c) Loan Reduction. The Amount Due shall be reduced by any Crossover Adjustment (as defined in the APA) and any amounts paid to the CDTFA during the Term of the MSA pursuant to Section 3.1(a) of the APA.

(d) Application of Payments. All payments made hereunder shall be applied first to any fees or charges outstanding, then to accrued interest, and then to principal.

(e) Place and Manner of Payment. All payments of principal and interest of this Loan are payable in lawful money of the United States of America, by wire transfer in immediately available funds (or other form of payment as mutually agreed upon), to Lender as the Lender may designate from time to time by written notice to Borrower.

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3. Security; Release.

(a) Security Agreement. The performance of Borrower’s obligations under this Note shall be secured by the collateral specified in the security agreement attached as Exhibit A (the “Security Agreement”).

(b) Release Upon Complete Payment. Upon Lender’s receipt of complete payment of the entire principal amount and all accrued interest of the Note, Lender shall (a) duly assign, transfer and deliver to or at the direction of the Borrower such of the collateral as may then remain in the possession of the Lender, (b) execute and deliver to Borrower a proper instrument or instruments, acknowledging the satisfaction and termination of this Note, and (c) terminate Lender’s security interest under the Security Agreement.

4. Termination of APA. If the APA is terminated pursuant to Section 8.1(a), Section 8.1(b), or Section 8.1(d) of the APA, and provided that Section 8.3 of the APA has been satisfied in Lender’s reasonable determination, then Parties expressly agree and acknowledge that this Note (and the Security Agreement) shall be void and of no further force and effect, and the Parties shall have no further obligation to each other under this Note.

5. Representations and Warranties of Borrower.

(a) Organization and Authority. Borrower is a limited liability company. Borrower has all the required company power and authority to own its properties and assets, to carry on its business as presently conducted, to enter into and perform this Note to which it is a party and to carry out the transactions contemplated hereby. Borrower is not in violation of any term or provision any applicable agreement as in effect as of this date.

(b) Authorization and Non-Contravention. This Note is a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. The execution, delivery, issuance and performance of this Note have been duly authorized by all necessary limited liability company action of the Borrower. The execution, delivery and issuance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate or result in a violation of, conflict with or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Borrower is a party or by which the Borrower is or its assets are bound; or (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect. “Material Adverse Effect” means any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, assets or liabilities (whether actual or contingent) of the Borrower, (b) the ability of the Borrower to pay the amounts due under this Note in accordance with the terms of this Note, (c) the rights and remedies of the Borrower under this Note or (d) the validity or enforceability of this Note.

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6. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay the entire Amount Due on the Maturity Date;

(b) except for a failure to pay, Borrower is in breach of or default under any provision contained in this Note and such breach shall not have been remedied within five (5) days after receipt of written notice from Lender;

(d) The occurrence of a Borrower event of default under the Security Agreement (and such event of default has not been cured in the respective cure period as set forth in the Security Agreement) shall constitute an Event of Default under this Note;

(e) The occurrence of a default by Borrower under the APA (and such event of default has not been cured in the respective cure period as set forth in the APA) shall constitute an Event of Default under this Note;

(f) A proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) Borrower’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of Borrower’s debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or of all or any substantial part of Borrower’s assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue without being dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue without being stayed and in effect, for a period of sixty (60) or more days;

(g) An order for relief against Borrower shall be entered in an involuntary case under the U.S. Federal Bankruptcy Code of 1978, as amended from time to time (the “Bankruptcy Law”);

(h) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Law, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Law or (vi) take any action for the purpose of effecting any of the foregoing.

7. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Lender may, in addition to any other rights or remedies provided for hereunder or by applicable law, do any one or more of the following:

(i) declare that during the continuance of an Event of Default interest shall accrue on the outstanding balance of the principal and all accrued and unpaid interest at the Interest Rate, plus five percent (5%), or such lower maximum amount of interest permitted to be charged under applicable law, (the “Default Rate”) until all outstanding amounts due under the Note have been paid in full.

(ii) declare all or any portion of the principal of, and any and all accrued and unpaid interest on, the Loan to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such obligations in full, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;

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(iii) exercise its rights under the Security Agreement;

(iv) exercise its rights under the APA;

(v) exercise all other rights and remedies available to Lender under applicable law, or in equity.

(b) The rights and remedies of the Lender under this Note shall be cumulative. The Lender shall have all other rights and remedies as provided under applicable law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender in enforcing any rights hereunder shall constitute a waiver, election or acquiescence by it in the absence of a written waiver signed by the Lender.

8. Expenses. Except as set forth in this Note, each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, and delivery of this Note. Borrower shall pay all expenses, charges, costs and fees (including attorneys’ fees and expenses) of any nature whatsoever advanced, paid, or incurred by or on behalf of Lender in connection with (a) collection or enforcement of this Note and (b) the exercise by Lender of any rights or remedies available to it under the provisions of this Note.

9. Reinstatement. This Note shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Amount Due is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Amount Due is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Amount Due.

10. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and/or (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

11. Amendment. This Note or any provision hereof may be waived, changed, modified, or discharged only by agreement in writing signed by Borrower and Lender. The Borrower may not assign or transfer its obligation hereunder without the prior written consent of the Lender, which consent may be withheld in its sole discretion.

12. Severability. If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.

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13. Governing Law. All questions concerning the construction, validity, and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

14. Dispute Resolution.

(a) In any claim or dispute arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability hereof (“Claim”), the parties to a Claim shall use their best efforts to settle the Claim informally. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit a claim to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party.

(b) The parties agree to submit all Claims and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in California, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in Orange County, California. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply California substantive law in the adjudication of all Claims. Notwithstanding the foregoing, any party to a Claim may apply to the Superior Courts located in Orange County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by California law, unless the prevailing party failed or refused to first submit their claim to mediation in accordance with subpart(a) above. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to Superior Courts located in Orange County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 21 days of their due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

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15. Savings Clause. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.

16. Cumulative Remedies. Each right, power, and remedy of the Lender as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy, and the exercise or beginning of the exercise by the Borrower of any one or more of such rights, powers, or remedies.

17. No Waiver. No failure or delay by the Lender in insisting upon the strict performance of any term, condition, or covenant of this Note or in exercising any right, power, or remedy consequent upon an Event of Default shall constitute a waiver of any such term, condition or covenant or of any such Event of Default, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Lender shall not be deemed to waive the right either to require prompt payments when due of all the amounts payable under the this Note, or to declare a default for failure to effect such prompt payment of any such other amount.

18. Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature including, without limitation, AdobeSign) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Time is of the Essence. Time is of the essence with respect to all of Borrower’s obligations and duties under this Note.

[Intentionally Blank—Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above:

BORROWER:

OTC Miramar, LLC

By:	/s/ Norman Yousif

Name: Norman Yousif

Its: Manager

Address:

OTC Miramar LLC

15030 Ventura Blvd #169

Sherman Oaks, CA 91403

Attn: Norman Yousif

Email: normanyousif11@gmail.com

LENDER:

NMG San Diego, LLC

By:	/s/ Stephen ‘Trip’ Hoffman

Name: Stephen ‘Trip’ Hoffman

Its: Manager

Address:

DEP Nevada, Inc.

6420 Sunset Corporate Drive

Las Vegas, NV 89120

Attn: Stephen Trip’ Hoffman

Email: triphoffman@bodyandmind.com

Secured Promissory Note	Signature Page

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Exhibit A

SECURITY AGREEMENT

This security agreement (the “Agreement”), dated as of August 5, 2025 (the “Effective Date”), is made by and among OTC Miramar, LLC, a California limited liability company (the “Grantor”), in favor of NMG San Diego, LLC, a California limited liability company (the “Secured Party”).

WHEREAS, on the date hereof, the Grantor has entered into that certain secured promissory note, (to which this Agreement is attached as Exhibit A) (the "Loan Agreement"), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is making a $429,617.44 loan to the Grantor;

WHEREAS, the Loan Agreement is being executed in connection with that certain asset purchase agreement (the “APA”) wherein the Grantor is purchasing certain assets from the Secured Party, as more definitively described therein; and

WHEREAS, under the terms of this Agreement, the Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Loan Agreement. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of California (the "UCC") shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2. GRANT OF SECURITY INTEREST. For value received, the Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of the Grantor, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the "Collateral"): (i) all Purchased Assets (as defined in the APA) wherever located, (ii) all personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto) located on or at 7625 Carroll Road, San Diego, California 92121 (the “Premise”) (such Collateral being the “Retail Assets”), (iii) money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), (iv) securities and all other investment property, and (v) other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).

3. SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, fees (including attorneys' fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Loan Agreement, this Agreement, or any other Loan Document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Loan Agreement, this Agreement, or any other Loan Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the "Secured Obligations").

Exhibit A: Security Agreement

4. CHANGES IN LOCATION OF COLLATERAL. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, within three (3) business days upon any change in the location of any Collateral and provide the Secured Party with the new location of such Collateral.

5. CHANGES IN GRANTOR. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least three (3) business days before any of the following actions: (a) change in the location of the Grantor's place of business; (b) change in the Grantor's name; (c) change in the Grantor's type of organization; (d) change in the Grantor's jurisdiction of organization; and (e) change in the Grantor's corporate structure.

6. TRANSFER OF COLLATERAL. The Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory or licenses of general intangibles in the ordinary course of business), without prior written approval from the Secured Party.

7. GRANTOR REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents, warrants, and covenants that: (a) following the Closing of the APA, the Grantor owns or has good and marketable title to the Purchased Assets and Retail Assets and no other person or organization can make any claim of ownership of any kind on the Purchased Assets; (b) for all other Collateral except the Purchased Assets and Retail Assets, Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (c) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (d) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Secured Party created by this Agreement and except for any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind against the Collateral that occurred prior to Grantor’s possession or during the Secured Party’s control of the Collateral; and (e) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

8. GRANTOR COVENANTS AND INSURANCE. The Grantor hereby grants to the Secured Party the right to enter the Grantor's property to inspect the Collateral at any reasonable time, provided that the Secured Party gives the Grantor notice within three (3) business days of any inspection, however in no case shall notice be required if the Secured Party enters the Grantor's property for the purposes of remedying a breach of this Agreement as provided in Section 10 of this Agreement. The Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount, approved by the Secured Party, but in no way shall the amount of insurance be less than the replacement cost of the Collateral. The insurance procured in this Section shall contain a standard Lender's Loss Payable Clause in favor of the Secured Party, and provide that the Secured Party will receive at least fifteen (15) business days’ notice of any cancellation of the policy. The Grantor hereby assigns to the Secured Party all rights to any proceeds of any insurance procured under this Section, and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments. If the Grantor fails to provide for the insurance as set out in this Section, the Secured Party may procure the requisite insurance on the Collateral on its own behalf and charge the Grantor with any and all costs of such procurement.

Exhibit A: Security Agreement

9. PERFECTION OF SECURITY INTEREST. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

10. REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter the Grantor's property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require the Grantor to assemble and make available the Collateral at a specific time and place designated by the Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

11. SECURED PARTY RIGHTS. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

12. SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

13. NOTICES. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Loan Agreement.

14. ENTIRE AGREEMENT. This Agreement (including all documents referred to herein) represents the entire agreement between the Grantor and the Secured Party, and supersedes all previous understandings and agreements between the Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

15. JURISDICTION. This Agreement will be interpreted and construed according to the laws of the State of California, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

Exhibit A: Security Agreement

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTOR OTC Miramar, LLC, as Grantor

By:	/s/ Norman Yousif
Name:	Norman Yousif
Title:	Manager

SECURED PARTY NMG San Diego, as Secured Party

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	Manager

Exhibit A: Security Agreement